Exhibit 10.4

INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT made this ____ day of _____________, 2016 between PSYCHEMEDICS CORPORATION, a Delaware corporation (hereinafter called the Corporation), and ____________________, an employee of the Corporation or one or more of its subsidiaries (hereinafter called the Employee).

The Corporation desires, by affording the Employee an opportunity to purchase shares of its Common Stock, $.005 par value (hereinafter called the Common Stock), as hereinafter provided, to carry out the purpose of the Corporation's 2006 Incentive Plan, as amended (the Plan).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

1.  Grant of Option. The Corporation hereby irrevocably grants to the Employee the right and option (hereinafter called the Option) to purchase all or any part of an aggregate of __________ shares of the Common Stock (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth. The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986 (hereinafter called the Code)).

2.  Purchase Price. The purchase price of the shares of the Common Stock covered by the Option shall be $__________ per share.

3. Term of Option; Exercisability. The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided in paragraph 6 hereof. Except as otherwise provided in paragraph 6 hereof, the Option shall become exercisable with respect to 25% of the total number of shares subject to the Option on the first anniversary date of the date hereof, and with respect to an additional 25% of such total number of shares at the end of each twelve-month period thereafter during the succeeding three years, provided however, that the Option shall immediately become exercisable in full immediately prior to a Change in Control (as defined below) transaction. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 8 hereof. For purposes of this Agreement, a Change in Control shall mean (i ) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Corporation immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of the transaction owns the Corporation or all or substantially all of the assets of the Corporation either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Corporation or the entity resulting from the Business Combination) beneficially owns, directly or indirectly, more than 30% of the then outstanding shares of the common stock of the entity resulting from the Business Combination; (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Corporation, provided, however, that any individual's becoming a director after the date of this Agreement whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Corporation representing more than 30% of the voting power of the Corporation.

4.  Non-transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. Subject to the foregoing, the Option may be exercised, during the lifetime of the Employee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

5.  Registration of Shares. The Corporation may, in its discretion, require as conditions to the right to exercise this Option that (a) a registration statement under the Securities Act of 1933, as amended, shall be in effect and current with respect to the shares issuable upon exercise of this Option, or (b) the Employee has given to the Corporation prior to the purchase of any shares pursuant hereto, assurances satisfactory to it that such shares are being purchased for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, including without limitation, a written agreement of the Employee that the shares will not be transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Corporation gives a written opinion that such transfer is permissible under Federal and State law without registration.

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6.  Termination of Business Relationship. Except as otherwise provided in this paragraph, the Option shall terminate and be canceled on the first to occur of the expiration date of this Option as set forth in paragraph 3 hereof or the date which is three (3) months following the date on which the Employee ceases to be an employee, director or independent contractor of the Corporation or one or more of its subsidiaries (the “Business Relationship”). The Option shall be exercisable during such three month period to the extent it was exercisable on the date of such termination. In the event that the Business Relationship shall be terminated on account of the Employee's death or permanent disability (as such term is defined in Section 22(e)(3) of the Code), the Option may be exercised by the Employee or, by his heirs, legatees, or legal representatives, as the case may be, during its specified term prior to one (1) year after the date of death or permanent disability, but in any event not later than ten (10) years from the date hereof, with respect to such number of shares as were exercisable on the date of death or the date of such permanent disability, in each case, plus such number of shares as to which the Option would have become exercisable during such following one (1) year period but for such termination on account of death or permanent disability. So long as the Business Relationship shall continue, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Employee any right to continue the Business Relationship or interfere in any way with the right of the Corporation or any such subsidiary to terminate the Business Relationship at any time.

7.  Changes in Capital Structure. Adjustments and other matters relating to stock dividends, stock splits, recapitalizations, reorganizations, Corporate Events and the like shall be made and determined in accordance with Section 7 of the Plan, as in effect on the date of this Agreement.

8.  Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its principal business address attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment in cash or by check, or by shares of the Common Stock, or by a combination of these methods of payment. Payment may also be made by delivery (including delivery by facsimile transmission) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay for the exercise price. In the event that payment is made in shares of the Common Stock, the per share value of the Common Stock shall be the Fair Market Value of such stock on the date of exercise. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, the certificate or certificates shall be registered in the name of the Employee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Employee (to the extent permitted under this Incentive Stock Option Agreement), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

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9.  General. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Incentive Stock Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any Federal or State law for any special tax treatment. This Option, and the rights granted to the Optionee hereunder shall be subject to forfeiture to the Corporation in accordance with any policy that may hereafter be promulgated by the Corporation to comply with the requirements of Section 10D(b)(2) of the Securities Exchange Act of 1934, as amended. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Plan, as amended, and in the event of any inconsistency between the provisions of this Incentive Stock Option Agreement and the Plan, the provisions of the Plan shall control. Any term used herein and not defined in this Agreement but defined in the Plan, shall have the meaning set forth in the Plan.

10.  Subsidiary. As used herein, the term "subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" of the Corporation, as the term is defined in Section 424 of the Code.

11.  Section 409A of the Code. This Agreement is intended to comply with the provisions of Section 409A of the Code to the extent they are applicable, and shall be administered in a manner consistent with this intent. Without limiting the foregoing, any requirements imposed under the Treasury Regulations promulgated under said Section 409A as finally adopted, in order for the Option granted hereunder to remain in compliance with said Section 409A, are hereby incorporated by reference into this Agreement. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. The Corporation makes no representation or warranty and shall have no liability to the Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

12.  Withholding Taxes. If the Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this Option, the Employee hereby agrees that the Corporation may withhold from the Employee’s remuneration the appropriate amount of tax. At the discretion of the Corporation, the amount required to be withheld may be withheld in cash from such remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this Option. The Employee further agrees that, if the Corporation does not withhold an amount from the Employee’s remuneration sufficient to satisfy the withholding obligation of the Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

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IN WITNESS WHEREOF, the Corporation has caused this Incentive Stock Option Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his hand and seal all on the day and year first above written.

PSYCHEMEDICS CORPORATION

By:
Name: Raymond C. Kubacki
Title: President and Chief Executive Officer

[name of Employee]

Address

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